EXHIBIT  4.4


     ELDORADO  ARTESIAN  SPRINGS,  INC.

     1997  STOCK  OPTION  PLAN

         (Amended to reflect 12-1 reverse stock split effected 4/1/98)

I.          PURPOSE

The ELDORADO ARTESIAN SPRINGS, INC. STOCK OPTION PLAN ("PLAN") provides for the grant of Stock Options to employees, directors and consultants of Eldorado Artesian Springs, Inc. (the "COMPANY"), and such of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "CODE")), as the Board of Directors of the Company (the "BOARD") shall from time to time designate ("PARTICIPATING SUB-SIDIARIES") in order to advance the interests of the Company and its Par-ticipating Subsidiaries through the motivation, attraction and retention of key personnel.

II.  INCENTIVE  STOCK  OPTIONS  AND  NON-INCENTIVE  STOCK  OPTIONS

     The  Stock  Options  granted  under  the  Plan  may  be  either:

     a) Incentive Stock Options ("ISOS") which are intended to be "Incentive Stock Options" as that term is defined in Section 422 of the Code; or

     b) Nonstatutory Stock Options ("NSOS") which are intended to be options that do not qualify as "Incentive Stock Options" under
         Section 422 of the  Code.

All Stock Options shall be ISOs only to the extent specified in the Option Agreement. Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such, and the exercise of one does not affect the exercise of the other.

Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs.

III.          ADMINISTRATION

The Plan shall be administered by the Board, or by a committee composed solely of two or more directors ("COMMITTEE") each of whom is a Non-Employee Director. The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Options granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board shall have the power to reprice and accelerate the vesting of Stock Options. The Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the Board whenever the Board is discharging the powers and responsibilities of the Committee, and to any special committee appointed by the Board to administer particular aspects of this Plan.

All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. Rule 16b-3 under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") provides that the grant of a stock option to a director or officer of a company will be exempt from the provisions of Section 16(b) of the Exchange Act if the conditions set forth in that Rule are satisfied. Unless otherwise specified by the Committee, grants of Stock Options hereunder to individuals who are officers or directors of the Company shall be made in a manner that satisfies the conditions of that Rule.

IV.  DEFINITIONS

     4.1.   "STOCK OPTION."  A Stock Option is the right granted under the
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            Plan  to  an  Employee,  director,  or consultant to purchase, at such time or times and at such price or prices ("OPTION PRICE") as are determined by the Committee, the number of shares of Common Stock determined by the Committee.

     4.2.   "COMMON  STOCK."   A share of Common Stock means a share of
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            authorized  common  stock  of  the  Company.

     4.3.   "FAIR MARKET VALUE."  If the Common Stock is traded publicly,
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            the  Fair  Market  Value  of  a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers, Inc. through NASDAQ (its automated system for reporting quotes), for the date in question, or, if the Common Stock is listed on the NASDAQ National System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on  the date in question.  If there is no market for  the
            Common  Stock,    the Fair Market Value of a share of Common Stock
            on any date shall be determined in good faith by the Committee after such consultations with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee may maintain a written record of its method of determining such value.

     4.4.   "EMPLOYEE."  An Employee is an employee of the Company or any
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            Participating  Subsidiary.

     4.5.   "PARTICIPANT."    A Participant is an Employee, director or
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            consultant  to  whom  a  Stock  Option  is  granted.

     4.6.   "NON-EMPLOYEE DIRECTOR."  A Non-Employee Director is a person
            ---------------------
            who satisfies the definition of a "non-employee director" set forth in Rule 16b-3 under the Exchange Act or any successor rule or regulation, as it may be amended from time to time.

     4.7    "CORPORATE TRANSACTION."  A Corporate Transaction shall mean one
            ---------------------
            or more of the following transactions unless persons who were holders of outstanding voting capital stock of the Company which was outstanding immediately prior to such transaction are immediately after such transaction holders of 51% or more of the outstanding voting capital stock of the surviving or acquiring entity (or equivalent equity interest if the entity is not a corporation): (i) a merger, consolidation or acquisition
            (ii) a share exchange (with or without a stockholder vote) in which 95% or more of the outstanding capital stock of the Company is exchanged for capital stock of another corporation;
            or (iii) the sale, transfer or other disposition of all or substantially all of the Company's assets.

     4.8    "SECURITIES ACT."     Securities Act shall mean the Securities
            --------------
            Act  of  1933,  as  amended.

     4.9    "CHANGE IN CONTROL."  Change in Control shall mean any of the
            -----------------
            following  events  occurring  after  October  27,  1997.

     A. If any one Person (as defined below), in a single transaction or in a series of transactions shall purchase or otherwise acquire or become the beneficial owner of securities of the Company representing sixty percent (60%) or more of the combined voting power of the Company's then outstanding voting securities (including any voting securities issuable upon conversion of convertible securities of the Company held by such Person).

     B. If at any annual or special meeting of Company stockholders following a contested election the Board of Directors of the Company shall cease to be an Authorized Board. For purposes of this paragraph, a "CONTESTED ELECTION" shall mean (i) an election contest subject to Rule 14a-11 under the Exchange Act or (ii) an election which would have been subject to Rule 14a-11 if at the time of such election the Company had securities registered pursuant to Section 12 of the Exchange Act.

     C. If a change of control of the Company (i) required to be reported in accordance with Item 6 of Schedule 14A under the Exchange Act, or (ii) which would be required to be reported in accordance with Item 6 of Schedule 14A if at the time of such election the Company had securities registered pursuant to Section 12 of the Exchange Act, has otherwise occurred, unless a Constitutional Majority of an Authorized Board approves the change of control and specifically waives the application of this section.

     D.     A  dissolution  or  liquidation  of  the  Company.

     E.     A  sale  of  all  or  substantially all the Company's assets.

     F. A determination by the Board or the Committee (as applicable), in its sole discretion, that there has been a change in control of the Company.

For purposes of this Section 4.9 "PERSON" shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act, as in effect on the date thereof, and shall include, without limitation, any "AFFILIATE" or "ASSOCIATE" of such Person (as those terms are used in Rule 12b-2 under the Exchange Act); provided, however, that the term "Person" shall not include the Company or any trustee or other fiduciary holding securities under any employee benefit plan of the Company. For purposes of this Section 4.9, (i) beneficial ownership shall be computed in accordance with Rule 13d-3 under the Exchange Act; and (ii) "AUTHORIZED BOARD" shall mean a Board of Directors of the Company of which a number of directors equal to a majority of the authorized number of directors constituting the entire Board, including vacancies (a "CONSTITUTIONAL MAJORITY"), were either members of the Board of Directors on October 27, 1997 or were nominated or elected a director by a Constitutional Majority at the date of nomination or election of an Authorized Board.

     4.10    "INITIAL PUBLIC OFFERING".     "Initial Public Offering" shall
             -------------------------
             mean the Company's first offering of securities to the public which is registered pursuant to the Securities Act.

V.          ELIGIBILITY  AND  PARTICIPATION

Grants  of  ISOs  may  be  made  to  Employees  of  the  Company  or  any
Participating Subsidiary. Grants of NSOs may be made to Employees or directors of, or consultants to, the Company or any Participating Subsidiary. Any director of the Company or of a Participating Sub-sidiary who is also an Employee shall also be eligible to receive ISOs. The Committee shall from time to time determine the Participants to whom Stock Options shall be granted, the number of shares of Common Stock subject to each Stock Option to be granted to each such Participant, and the Option Price of such Stock Options, all as provided in this Plan. The Option Price of any ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted, and the Option Price of an NSO shall be not less than eighty percent (80%) of the Fair Market Value on the date the NSO is granted. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option Price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISOs are granted, and such ISO shall not be exer-cisable after five years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement ("OPTION AGREEMENT") containing such terms and provisions as the Committee may determine, subject to the pro-visions of this Plan.

VI.          SHARES  OF  COMMON  STOCK  SUBJECT  TO  THE  PLAN

     6.1.     Maximum  Number.  The maximum aggregate number of shares of
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Common  Stock  that  may  be  made  subject  to Stock Options shall be 875,000 authorized shares. To the extent the aggregate Fair Market Value (determined as of the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by an individual in a particular calendar year exceeds $100,000, such excess Stock Options shall be treated as NSOs. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

     6.2.    Capital  Changes.  In the event any changes are made to the
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shares of Common Stock (whether by reason of reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjust-ments shall be made
in:    (i)  the  number  of shares of Common Stock theretofore made subject to
Stock Options, and in the Option Price of said shares; and (ii) the aggregate number of shares which may be made subject to Stock Options in the future. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be dis-regarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

VII.          EXERCISE  OF  STOCK  OPTIONS

     7.1         Time of Exercise.  Subject to the provisions of the Plan, the
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Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. Unless otherwise specified in an Option Agreement, a Stock Option shall become exercisable (i) with respect to 20% of the shares subject thereto on the anniversary of the date of grant, and (ii) with respect to 1/48th of the shares subject thereto at the end of each month after the first anniversary of the date of grant, (so that all Stock Options are fully vested five (5) years after the date of grant) subject to continued employment with the Company or a Participating Subsidiary and Section 7.4 hereof. A Stock Option shall expire, to the extent not exercised, no later than the tenth anniversary of the date
on  which  it  was  granted.   The Committee may accelerate the vesting of any
Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option
Agreement  to  reflect  the  new  vesting  schedule.   The acceleration of the
exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

     7.2          Exchange  of  Outstanding Stock.  The Committee, in its sole
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discretion,  may  permit  a  Participant to (i) surrender to the Company whole shares of Common Stock previously acquired by the Participant and/or (ii) request that the Company withhold whole shares of Common Stock issuable upon exercise of the Stock Option, as part or full payment for the exercise of a
Stock  Option.    Such surrendered or withheld shares shall be valued at their
Fair Market Value on the date of exercise. Shares credited to a Participant shall again be available for grant under the Plan.
7.3.        Use of Promissory Note; Exercise Loans.  The Committee may, in its
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sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option. The Committee, in its sole discretion, may authorize the Company to make a loan to a Participant in connection with the exercise of Stock Options, or authorize the Company to arrange or guarantee loans to a Participant by a third party. Any loan by the Company or acceptance of a promissory note shall be made in accordance with the corporate law of the Company's state of incorporation.

     7.4.     Termination of Employment before Exercise.  If the employment of
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a Participant who was an employee of the Company or a Participating Subsidiary when the Stock Option was granted shall terminate for any reason other than the Par-ticipant's death or disability, any Stock Option granted to the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of the Participant's employment for a period of three (3) months (but not later than the specified expiration date). If the Participant's employment is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option granted to the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve (12) months (but not later than the specified expiration date). If the Participant dies while employed by the Company or a Participating Subsidiary, or during the three-month or twelve-month periods referred to above, his Stock Options may be exercised by the Participant's estate, duly appointed representative or beneficiary who acquires the Stock Options by will or by the laws of descent and distribution, to the extent that they were exercisable on the date of cessation of his employment, but no further installments of the Participant's Stock Options will become exercisable and each of the Participant's Stock
Options shall terminate on the first anniver-sary of the date of the Participant's death (but not later than the specified expiration dates). If a Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

     Notwithstanding the foregoing provisions of this Section 7.4, but subject to the other provisions of this Plan, the Option Agreement may specify longer periods for exercise of a NSO or ISO (unless to do so in the case of an ISO would cause the ISO not to qualify as an incentive stock option pursuant to
Section  422  of  the  Code)  after  any  such  an  event.

     Upon action of the Committee in its sole discretion, except as provided in a written employment or consulting agreement of the Company or a Participating Subsidiary with the Participant, which is referenced in the Option Agreement, any Stock Option shall terminate immediately, and may not be exercised, (i) if prior to the date of exercise Participant is terminated for cause as an Employee of the Company or its Participating Subsidiary, or if not an Employee, for cause as a director or consultant for the Company or its Participating Subsidiary; or (ii) if subsequent to a Participant's termination and prior to the expiration of the term of the Stock Option conditions arise or are discovered with respect to a Participant that would have constituted cause for termination. "CAUSE" shall have the meaning given to it in the Participant's written employment, consultant or director agreement with the Company or Participating Subsidiary. If no such written agreement exists, "cause" shall mean (i) dishonesty which is not the result of an inadvertent or innocent mistake with respect to the Company or any of its subsidiaries; (ii) willful misfeasance or nonfeasance of duty intended to injure or having the effect of injuring in some material fashion the reputation, business or business relationships of the Company or any of its subsidiaries or any of their respective officers, directors or employees; (iii) conviction upon a charge of any crime involving moral turpitude or a crime other than a vehicle offense which could reflect in some material fashion unfavorably upon the Company or any of its subsidiaries; or (iv) willful or prolonged absence from work by the Participant (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Participant to perform his duties and responsibilities without the same being corrected upon twenty
(20) days prior written notice. In addition, unless specifically provided otherwise in reference to this Plan in a written employment, consultant or director agreement with the Company or Participating Subsidiary, "cause" for purposes of this Section 7.4 shall exist (and termination of the Stock Option may occur even if not so provided in the written employment, consultant or director agreement with the Company or Participating Subsidiary) if the Participant materially breaches any provision of an agreement with the Company or any of its subsidiaries with respect to obligations regarding non-competition, confidentiality, non-solicitation of customers, and non-hire of customers and employees of the Company or a Subsidiary.

     7.5.        Disposition of Forfeited Stock Options.  Any shares of Common
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Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant, but may be made subject to Stock Options granted to other Par-ticipants.

     7.6.     Conditions of Exercise.  Notice of exercise shall be in the form
              ----------------------
attached to the Option Agreement and shall, in the discretion of the Company, contain a representation, in the form provided by the Company, that the shares are being purchased for investment only and not for resale or distribution, and such other representations and agreements as the Company may reasonably require, and may in addition require as a condition of exercise that the Participant execute any stockholders agreement which is to be applicable to either: (i) holders of 70% or more of the capital stock of the Company or
(ii) holders of 70% or more of the Stock Options granted under this Plan. The Company may also require as a condition of exercise that the Participant will agree, if requested by the Company in connection with a public offering of the Company's securities, to adhere to lock-up arrangements between the Company and an underwriter involved in such public offering.

VIII.          NO  CONTRACT  OF  EMPLOYMENT

     Nothing in this Plan shall confer upon the Participant the right to continue as an employee, consultant or director of the Company or any Par-ticipating Subsidiary, nor shall it interfere in any way with the right of the Company, or any Participating Subsidiary, to discharge the Participant at any time for any reason what-soever, with or without cause. Nothing in this
Article VIII shall affect any rights or obligations of the Company or any Par-ticipant under any written contract of employment.


IX.          NO  RIGHTS  AS  A  STOCKHOLDER

     A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in
Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option. The Committee, the Board and the Company have no continuing duty to provide a Participant with information concerning the Company.

X.          ASSIGNABILITY

     No Stock Option granted under this Plan, nor any other rights acquired by Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution. Notwithstanding the preceding sentence, the Committee, in its sole discretion, may permit the assignment or transfer of an NSO and the exercise thereof by a person other than a Participant, on such terms and conditions as the Committee in its sole discretion may determine. Any such terms shall be set forth in the Option Agreement. In the event of a Participant's death, the Stock Option may be exercised by the personal representative of the Participant's estate or by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution. The terms of any rights under this Plan in the hands of a transferee or assignee shall be determined as if held by the Participant and shall be of no greater extent or term than if the transfer or assignment had not taken place.

XI.          CORPORATE  TRANSACTIONS  AND  CHANGES  IN  CONTROL

     11.1. At least ten (10) days prior to the consummation of a Corporate Transaction, the Company shall give Participants written notice of the proposed Corporate Transaction. The vesting schedules of all Stock Options shall automatically be accelerated so that the Stock Options shall become exercisable as to those shares which could be purchased under those vesting schedules 12 months after the date of consummation of the Corporation Transaction. In addition, at the sole discretion of the Committee, the vesting schedule of some or all other Stock Options may be accelerated so that all or any portion of Stock Options outstanding under the Plan immediately prior to the consummation of the Corporate Transaction shall, for all purposes under this Plan, become exercisable as of such time. If a Corporate Transaction is to occur, in lieu of allowing a Participant to exercise the Participant's Stock Options, the Board may, in its sole discretion, require some or all Participants to accept a cash payment in consideration for the termination of the Participant's Stock Options. The termination shall occur immediately prior to the consummation of the Corporate Transaction and the cash payment shall be equal to the difference between the price per share of Common Stock in the Corporate Transaction as determined by the Board and the exercise price of a Participant's Stock Options. All Stock Options, to the extent not previously exercised, shall terminate upon the consummation of such Corporate Transaction and cease to be exercisable unless expressly assumed by the successor corporation or parent thereof. Provided, however, that if the Corporate Transaction is to be accounted for as a "pooling-of-interest," then unexercised stock options shall be exchanged for similar options of the acquiror or surviving entity or voting common stock of the acquiror or surviving entity based on the value of the options, as and to the extent required by APB No. 16, accounting pronouncements of the Securities and Exchange Commission, and other authoritative principles and pronouncements concerning pooling-of-interest accounting. Notwithstanding the foregoing, the vesting of a Participant's Stock Options shall not be accelerated (if and to the extent requested in writing by the Participant) upon a Corporate Transaction if the participant is a "disqualified individual" as that term is defined in Section 280G of the Internal Revenue Code.

     11.2. The vesting schedules of all Stock Options shall be automatically accelerated so that the Stock Options shall become exercisable as to all shares subject to the Stock Options if the Participant's employment is terminated without cause by the Company within one (1) year following a Change in Control. "Without cause" means that "cause" did not exist as defined in Section 7.4.

     11.3 The employment, consulting or directorship agreement, or the Option Agreement of a Participant may contain terms which vary from Sections
11.1  and  11.2  upon  approval  of  the  Board  and  the  Committee.

XII.          AMENDMENT

     The Board of Directors may from time to time alter, amend, suspend or discontinue the Plan, including, where ap-plicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan.

XIII.          REGISTRATION  OF  OPTIONED  SHARES

     The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act and applicable state securities laws or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of applicable state securities laws. Any certificates for such shares shall bear such legends as deemed appropriate by the Committee.

XIV.          WITHHOLDING  TAXES

     14.1          Satisfaction  of  Withholding  Obligations.  The Company or
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Participating  Subsidiary  may  take  such  steps  as it may deem necessary or appropriate for the withholding of any taxes or funds which the Company or the Participating Subsidiary is required by any law or regulation of any governmental author-ity, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Options (collectively, "WITHHOLDING
OBLIGATIONS").    Such  steps  may  include,  by  way  of example only and not limitation, (i) requiring a Participant to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) allowing the Participant to tender to the Company shares of Common Stock, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Common Stock otherwise issuable upon the exercise of a Stock Option and which have a Fair Market Value at the exercise date sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing.

     14.2          Securities  Law Restrictions on Satisfaction of Withholding
                   -----------------------------------------------------------
Obligations.  Notwithstanding  any other provisions of the Plan, a Participant
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who  is subject to Section 16(b) of the Exchange Act shall not be permitted to satisfy  Withholding  Obligations  in  the manner set forth in clauses (ii) or
(iii) of Section 14.1 hereof prior to the expiration of six months after the date on which the applicable Stock Option was granted, except in the event of the death or Disability of the Participant, unless the Company is advised by its counsel that such elections may be permitted pursuant to Section 16 of the Exchange Act or any rule or interpretation of the U.S. Securities and Exchange
Commission  thereunder.    Except  with  the  consent  of  the  Committee,  a
Participant who is subject to Section 16(b) of the Exchange Act may not satisfy Withholding Obligations in the manner set forth in clauses (ii) or
(iii) of Section 14.1 other than (i) during the 10-day window period beginning on the third business day following the date of release for publication of the Company's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date or (ii) at least six months prior to the date as of which the income attributable to the exercise of such Stock Option is recognized under the Code.

     14.3          Notification of Inquiries and Agreements.  Each Participant
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shall  notify  the  Company  in  writing  within  10  days after the date such
Participant (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of any shares of Common Stock or Stock Options granted or received hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any shares of Common Stock or Stock Options received or granted hereunder (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; (iii) exercises, sells, disposes of, or otherwise transfers (other than to such Person's successors, heirs, executors or administrators, as the case may be) a Stock Option acquired pursuant to this Plan; or (iv) sells, disposes of, or otherwise transfers (other than to such Person's successors, heirs, executors or administrators, as the case may
be) shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option within the Disqualified Period. Upon request, a Participant shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event. "DISQUALIFIED PERIOD" means, in the case of any Incentive Stock Option, the period beginning on the date such Stock Option is granted and ending on the later of the date (i) two years after the date such Stock Option is granted, or (ii) one year after the transfer of any Common Stock to a Participant pursuant to the exercise of such Stock Option.
XV.          BROKERAGE  ARRANGEMENTS

     The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon the exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options and the sale of shares acquired upon exercise.

XVI.          NONEXCLUSIVITY  OF  THE  PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limita-tions on the power or authority of the Board to adopt such other or additional incentive or other compensation arrange-ments of whatever nature as the Board of Directors may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term or long-term incentive plans.

XVII.          EFFECTIVE  DATE

     This Plan was adopted by the Board of Directors on September 10, 1997 and became effective on that date subject to the approval of the Company's stockholders within twelve (12) months thereafter. However, if such approval is not obtained all provisions of this Plan, and all grants hereunder, shall nevertheless be effective except that all ISOs shall be NSOs. No Stock Options shall be granted subsequent to ten years after the effective date of the Plan. Stock Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions of the Plan.